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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to incorporation by reference in the registration statements (Nos. 33-2915, 33- 12555, 33-24975, 33-24976, 33-40616, 33-48288, 333-11485 and
333-47589) on Form S-8 of Hadco Corporation of our report dated August 22, 1997, with respect to the consolidated financial statements of Continental Circuits Corp. and subsidiaries as of July 31, 1997 and for each of the years in the three-year period ended July 31, 1997, included in the May 1, 1998 Current Report on Form 8-K/A of Hadco Corporation.


                                             /s/ Ernst & Young LLP

Phoenix, Arizona
May 1, 1998